Exhibit 3(jjj)

Form 205 (Revised 01/06)	Certificate of Formation Limited Liability Company	This space reserved for office use.
Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709
Filing Fee: $300

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Oak Grove Power Company LLC
The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office (Select and complete either A or B and complete C)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

CT Corporation System
OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

350 N. St. Paul, Suite 2900	Dallas	TX	75201
Street Address	City	State	Zip Code

Article 3 – Governing Authority (Select and complete either A or B and provide the name and address of each governing person.)

☒ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☐ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

	Michael	P.	Childers
	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON
Energy Plaza, 1601 Bryan Street			Dallas	TX	US	75201
Street or Mailing Address			City	State	Country	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

	David	A.	Campbell
	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON
Energy Plaza, 1601 Bryan Street			Dallas	TX	US	75201
Street or Mailing Address			City	State	Country	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

	Charles		Enze
	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON
Energy Plaza, 1601 Bryan Street			Dallas	TX	US	75201
Street or Mailing Address			City	State	Country	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

	Michael	T.	McCall
	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON
Energy Plaza, 1601 Bryan Street			Dallas	TX	US	75201
Street or Mailing Address			City	State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]
Oak Grove Power Company LLC, the domestic filing entity is being formed under the plan of merger of TXU Generation Company LP, a Texas limited partnership.

Form 205	2

Organizer

The name and address of the organizer:

Jared S. Richardson
Name
Energy Plaza, 1601 Bryan Street	Dallas	TX	75201
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: November 29, 2006

/s/ JARED S. RICHARDSON
Signature of organizer

Form 205	3